                                                                     EXHIBIT 3.1

                             ARTICLES OF CORRECTION

                                      FOR

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                                 EGGHEAD, INC.

     The Restated Articles of Incorporation for Egghead, Inc. filed on April 21, 1988 are to be corrected as follows:

          Two typographical errors appearing on page 4 are to be corrected as follows: (i) the number "66-2/3" appearing on the second line of paragraph (b) is hereby corrected to read "55" and (ii) in subsentence
          (B) of paragraph (b) the phrase "create or increase" is hereby corrected to read "create, designate or increase."

     These corrections will not amend or change the original statements made except to correct typographical errors appearing on page 4.

     DATED:  April 22, 1988.



                              /s/ Stephen J. Schweickert
                              --------------------------
                              Stephen J. Schweickert

                      RESTATED ARTICLES OF INCORPORATION

                                      OF

                                 EGGHEAD, INC.

     These Restated Articles of Incorporation of Egghead, Inc. correctly set forth without change the corresponding provisions of the Articles of Incorporation, as amended, and these Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.

                                ARTICLE I - NAME

     The name of this corporation is EGGHEAD, INC.

                             ARTICLE II - DURATION

     This corporation has perpetual existence.

                             ARTICLE III - PURPOSE

     This corporation is organized for the purposes of transacting any and all lawful business for which corporations may be incorporated under Title 23A of the Revised Code of Washington, as amended.

                         ARTICLE IV - REGISTERED OFFICE

     The address of the registered office of the corporation is 1900 Bank of California Center, Seattle, Washington 98164 and the name of the registered agent at such address is Bogle & Co.

                         ARTICLE V - AUTHORIZED SHARES

     The corporation shall be authorized to issue Fifty Million (50,000,000) shares of common stock, par value $0.01 per share.

     The corporation shall be authorized to issue Sixteen Million Five Hundred Sixty-Nine Thousand Eight Hundred Forty-Eight (16,569,848) shares of preferred stock, par value $0.01. Three Million Four Hundred Thirteen Thousand Four Hundred Sixty (3,413,460) shares of preferred stock shall be designated Series A Preferred Stock; One Million Six Hundred Fifty-Six Thousand Three Hundred Eighty-Eight (1,656,388) shares of preferred stock shall be designated Series B Preferred Stock; and One Million Five Hundred Thousand (1,500,000) shares of preferred stock shall be designated as Series C Preferred Stock. Holders of Series A Preferred Stock, Series B Preferred Stock and Series C Stock shall have the rights and preferences as follows:

                             TERMS AND PROVISIONS

                                      OF

                           SERIES A PREFERRED STOCK


Series A Preferred Stock, $.01 par value

1.   DIVIDENDS

     The holders of shares of Series A Preferred Stock shall be entitled to receive regular cash dividends, if, when and as declared by the Board of Directors, at the annual rate per share of 8% of the initial Series A Conversion Price as set forth in subparagraph 4(c) hereof, exclusive of any adjustment pursuant to subparagraph 4(f). Dividends shall be non-cumulative. The holders of shares of Series A Preferred Stock shall be entitled to no dividends with respect to such Series A Preferred Stock other than as aforesaid. Declared but unpaid dividends shall be accrued but shall not bear interest. No dividend or distribution in cash or other property (other than a stock dividend payable solely in shares of Common Stock) on any class of Common Stock of the Company shall be declared or paid or set apart for payment in any fiscal year unless a dividend in the amount set forth above per share on the Series A Preferred Stock shall have been paid in full in such fiscal year.

2.   PREFERENCE ON LIQUIDATION, ETC.

     In the event of any voluntary or involuntary liquidation, distribution of assets (other than the payment of dividends), dissolution or winding-up of the Company, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of shares of Common Stock, the holders of shares of Series A Preferred Stock shall be entitled to receive payment of $4.16 per share held by them plus an amount equal to any declared but unpaid dividends thereon to the date of final distribution to such holders.

     If, upon any liquidation, distribution of assets, dissolution or winding-up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of shares of Series A Preferred Stock shall be insufficient to pay in full the respective preferential amounts on the shares of Series A Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph 2, the voluntary sale, lease or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Company to, or a consolidation or merger of the Company with, one or more Persons shall not be deemed to be a liquidation, distribution of assets, dissolution or winding-up, voluntary or involuntary; provided that any holder of shares of Series A Preferred Stock shall have the right to treat any sale, lease or transfer of 50% or more of the assets of the Company or any consolidation or merger as a liquidation under this paragraph 2 and be entitled to a preference to the extent set forth herein with respect to the shares of Series A Preferred Stock held by such holder.

     After the payment or setting apart of payment to the holders of the Series A Preferred Stock of the preferential amounts so payable to them, the holders of Common Stock as of October 9, 1985 shall be entitled to receive an aggregate amount equal to $1,300,000 (to be distributed as such holders of Common Stock may agree) plus any declared but unpaid dividends thereon to the date of final distribution to such holders.

     After the payment or setting apart of payment to holders of Series A Preferred Stock and holders of Common Stock as of October 9, 1985 of the preferential amounts so payable to them, the Series A Preferred Stock shall be deemed to have been converted into Common Stock and the holders of each share of Common Stock shall receive pro rata the remaining assets of the Company.

3.   VOTING

     A.   GENERAL

          In addition to the special voting rights provided below and by applicable law, the holders of shares of Series A Preferred Stock shall be entitled to vote upon all matters upon which holders of the Common Stock have the right to vote, and each share of Series A Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series A Preferred Stock could be converted pursuant to the applicable provisions of paragraph 4 hereof, at the record date for the determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. In all cases where the holders of shares of Series A Preferred Stock have the right to vote separately as a class, such holders shall be entitled to one vote for each such share held by them respectively.

     B.   SPECIAL CLASS VOTE

          Without the consent of the holders of at least 66 2/3% of the aggregate number of shares of Series A Preferred Stock then outstanding, given in writing or by vote at a meeting of stockholders called for such purpose, the Company will not (A) increase the authorized amount of Series A Preferred Stock;
(B) create or increase the authorized amount of any other class of stock nor reclassify the rights of any class of capital stock or issue any debt convertible into any class of stock; (C) amend, alter or repeal the Certificate of Incorporation or by-laws of the Company so as to adversely affect, either directly or indirectly, the preferences, rights or powers of the Series A Preferred Stock; (D) merge or consolidate with or into any other Person, or sell, lease or transfer 50% or more of its assets or business to another Person; (E) purchase, lease or otherwise acquire all or substantially all of the assets of any other Person in any transaction in which the fair market value of such assets exceeds an amount equal to 10 percent of the Company's total assets; (F) voluntarily dissolve, liquidate or wind up the affairs of the Company or any Subsidiary or carry out any partial liquidation or distribution of the assets of the Company or any such Subsidiary or any transaction in the nature of a partial liquidation or distribution; (G) authorize or adopt any stock option plan for the Company's directors or employees other than the incentive Stock Option Plan in effect on October 9, l985 (the "ISO Plan") or amend the ISO Plan; or (H) grant any additional registration rights with respect to its capital stock.

4.   CONVERSION RIGHTS

     The Series A Preferred Stock shall be convertible into Common Stock as follows:

     a.   OPTIONAL CONVERSION

          Subject to and upon compliance with the provisions of this paragraph 4, the holder of any shares of Series A Preferred Stock shall have the right at such holder's option, at any time or from time to time, to convert any of such shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock at the Series A Conversion Price (as hereinafter defined) in effect on the Series A Conversion Date (as hereinafter defined) upon the terms hereinafter set forth.

     b.   AUTOMATIC CONVERSION

          Each outstanding share of Series A Preferred Stock shall automatically be converted, without any further act of the Company or its stockholders, into fully paid and nonassessable shares of Common Stock pursuant to the formula as set forth in subparagraph 4(c) upon the closing of an underwritten public offering underwritten by an investment banking firm of nationally recognized standing pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of the Company's Common Stock in which the aggregate gross offering proceeds equal or exceed $7,500,000, the price per share of which equals or exceeds $7.50 (as appropriately adjusted for any stock dividend, stock split, recapitalization or combination of shares) and there are at least 350 record or beneficial holders of Common Stock of the Company immediately subsequent to the closing of the sale of such shares.

     c.   SERIES A CONVERSION PRICE

          Each share of Series A Preferred Stock shall be converted into the number of shares of Common Stock as is determined by dividing (x) $4.16 by (y) the Series A

Conversion Price in effect on the Series A Conversion Date. The Series A Conversion Price at which shares of Common Stock shall initially be issuable upon conversion of the shares of Series A Preferred Stock shall be $4.16. The Series A Conversion Price shall be subject to adjustment as set forth in subparagraph 4(f). No payment or adjustment shall be made for any dividends on the Common Stock issuable upon such conversion.

     d.   MECHANICS OF CONVERSION

          Upon the occurrence of the events specified in subparagraph 4(b), the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided that the Company shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of Series A Preferred Stock are delivered to the Company or any transfer agent of the Company. The holder of any shares of Series A Preferred Stock may exercise the conversion right specified in subparagraph 4(a) as to any part thereof by surrendering to the Company or any transfer agent of the Company the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert all or a specified portion of the shares represented thereby. Conversion of the Series A Preferred Stock shall be deemed to have been affected on the date on which the event specified with respect to such Series A Preferred Stock in subparagraph 4(b) shall have occurred or on the date when delivery of notice of an election to convert and certificates for shares is made, as the case may be, and such date is referred to herein with respect to the Series A Preferred Stock as the "Series A Conversion Date." Subject to the provisions of subparagraph 4(f)(vii), as promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Series A Preferred Stock to the Company or any transfer agent of the Company in the case of conversions pursuant to subparagraph 4(b)) the Company shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 4(e) and any dividends on the Series A Preferred Stock which such holder is entitled to receive, but has not yet received. Subject to the provisions of subparagraph 4(f)(vii), the Person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Series A Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion (in the case of conversion pursuant to subparagraph 4(a)), the Company shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered.

     e.   FRACTIONAL SHARES

          No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price.

     f.   CONVERSION PRICE ADJUSTMENTS FOR THE SERIES A PREFERRED STOCK

          The Conversion Price for the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

          (i) (A) Common Stock Issued at a Price Less than the Series A Conversion Price and Equal to or Greater than 84% of the Series A Conversion Price. If the Company shall issue Common Stock other than Excluded Stock for a consideration per share less than the initial Series A Conversion Price as set forth in subparagraph 4(c) above (as adjusted pursuant to subparagraphs 4(f)(iii) through 4(f)(v)) (for example, $4.16 on October 9, 1985) and equal to or greater than 84% of the initial Series A Conversion Price as set forth in subparagraph 4(c) above (as adjusted pursuant to subparagraphs 4(f)(iii) through 4(f)(v) (for example, $3.50 on October 9, 1985), the Series A Conversion Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price determined by dividing (1) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock then issuable upon conversion of shares of Series A Preferred Stock, multiplied by the Series A Conversion Price in effect immediately prior to such issuance and (B) the consideration, if any, received by the Company upon such issuance, by (2) the total number of shares of Common Stock outstanding immediately after such issuance plus the number of shares of Common Stock then issuable upon conversion of shares of Series A Preferred Stock.

          (B) Common Stock Issued at a Price Less than 84% of the Series A Conversion Price. If the Company shall issue any Common Stock other than Excluded Stock without consideration or for a consideration less than 84% of the initial Series A Conversion Price as set forth in subparagraph 4(c) above (as adjusted pursuant to subparagraphs 4(f)(iii) through 4(f)(v)) (for example, $3.50 on October 9, 1985), then the Series A Conversion Price in effect immediately prior to such issuance shall be immediately reduced to a price per share equal to the consideration per share received by the Company.

          For the purposes of any adjustment of the Series A Conversion Price pursuant to clause (i) the following provisions shall be applicable:

               (A) Cash. In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any reasonable discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

               (B) Consideration Other Than Cash. In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; irrespective of any accounting treatment; provided that such fair value as determined by the Board of Directors shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.

               (C) Options and Convertible Securities. In the case of the issuance of (i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exercisable) or (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable) (other than the Series A Preferred Stock):

                    (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subclauses (A) and (B) above), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                    (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities and the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in subclauses (A) and (B) above);

                    (3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion of or exchange for such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series A Conversion Price as then in effect shall forthwith be readjusted to such Series A Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or securities not converted or exchanged prior to such change, upon the basis of such change;

                    (4) on the expiration or cancellation of any such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Series A Conversion Price shall have been adjusted upon the issuance thereof, such Series A Conversion Price shall forthwith be readjusted to such Series A Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such securities; and

                    (5) if the Series A Conversion Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Series A Conversion Price shall be made for the actual issuance of Common Stock upon the exercise thereof;

provided, however, that no increase in the Series A Conversion Price shall be made pursuant to subclauses (1), (2) or (3) of this subclause (C).

          (ii) Excluded Stock. "Excluded Stock" shall mean shares of Common Stock issued or reserved for issuance by the Company (A) as a stock dividend payable in shares of Common Stock, (B) upon any subdivision or split-up of the outstanding shares of Common Stock, (C) upon conversion of shares of Series A Preferred Stock or

(D) pursuant to sales of Common Stock or stock options permitted under the Company's Incentive Stock Option Plan.

          (iii) Stock Dividends. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Series A Preferred Stock is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Series A Conversion Price shall be appropriately reduced so that the holder of any shares of Series A Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock of the Company which he would have owned immediately following such action had such shares of Series A Preferred Stock been converted immediately prior thereto.

          (iv) Combination of Stock. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Series A Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the Series A Conversion Price shall be appropriately increased so that the holder of any shares of Series A Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock of the Company which he would have owned immediately following such action had such shares of Series A Preferred Stock been converted immediately prior thereto.

          (v) Reorganizations, etc. In case of any capital reorganization of the Company, or of any reclassification of the Common Stock, or in case of the consolidation of the Company with or the merger of the Company with or into any other Person or of the sale, lease or other transfer of all or substantially all of the assets of the Company to any other Person, each share of Series A Preferred Stock shall after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer be convertible into the number of shares of stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer) upon conversion of such share of Series A Preferred Stock would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock. The subdivision or combination of shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this clause (v).

          (vi) Rounding of Calculations; Minimum Adjustment. All calculations under this subparagraph (f) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this paragraph 4 to the contrary notwithstanding, no adjustment in the Series A Conversion Price shall be made if the amount of such adjustment would be less than 1% of the Series A Conversion Price then in effect, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate 1% or more of the Series A Conversion Price then in effect.

          (vii) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this subparagraph (f) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to subparagraph (e) of this paragraph 4; provided that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

     g.   CURRENT MARKET PRICE

          The Current Market Price at any date shall mean the price per share of Common Stock on such date determined by the Board of Directors as provided below. The Current Market Price shall be the average of the daily closing prices per share of Common Stock for 30 consecutive business days ending no more than 15 business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest bid and the lowest asked prices quoted on the National Association of Securities Dealers Automated Quotation System; provided that if the Common Stock is not traded in such manner that the quotations referred to above are available for the period required hereunder, Current Market Price per share of Common Stock shall be deemed to be the higher of (i) book value or (ii) fair value as determined by an investment banking firm of nationally recognized standing selected by the unanimous vote of the Board of Directors, irrespective of any accounting treatment.

     h.   STATEMENT REGARDING ADJUSTMENTS

          Whenever the Series A Conversion Price shall be adjusted as provided in subparagraph 4(f), the Company shall forthwith file, at the office of any transfer agent for the Series A Preferred Stock and at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Series A Conversion Price that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of Series A Preferred Stock at its address appearing on the Company's records. Each such statement shall be signed by the Company's independent public accountants. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph 4(i).

     i.   NOTICE TO HOLDERS

          In the event the Company shall propose to take any action of the type described in clause (i) (but only if the action of the type described in clause
(i) would result in an adjustment in the Series A Conversion Price), (iii), (iv) or (v) of subparagraph 4(f), the Company shall give notice to each holder of shares of Series A Preferred Stock in the manner set forth in subparagraph 4(h), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series A Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 15 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 20 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action, or the rights of holders of Series A Preferred Stock with respect to such action.

     j.   TREASURY STOCK

          For the purposes of this paragraph 4, the sale or other disposition of any Common Stock of the Company theretofore held in its treasury shall be deemed to be an issuance thereof.

     k.   COSTS

          The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company upon conversion of any shares of Series A Preferred Stock provided that the

Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the share of Series A Preferred Stock in respect of which such shares are being issued.

     l.   RESERVATION OF SHARES

          The Company shall reserve at all times so long as any shares of Series A Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series A Preferred Stock.

     m.   APPROVALS

          If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series A Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of Series A Preferred Stock are then convertible is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

     n.   VALID ISSUANCE

          All shares of Common Stock which may be issued upon conversion of the shares of Series A Preferred Stock will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Company shall take no action which will cause a contrary result (including without limitation, any action which would cause the Series A Conversion Price to be less than the par value, if any, of the Common Stock).

     o.   CERTAIN DIVIDENDS AND DISTRIBUTIONS

          In the event the Company shall declare a cash dividend or other distribution upon its Common Stock payable otherwise than out of retained earnings or net profits or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other Persons, evidences of indebtedness issued by the Company or others, other assets (other than cash) or any options, warrants or other rights to purchase any of the foregoing, then each holder of the Series A

Preferred Stock then outstanding shall, upon the exercise of his right to convert after the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such dividend or distribution (or if none is fixed, after the date such dividend or distribution is made), receive (in addition to the shares of Common Stock deliverable upon such conversion), the dividend or distribution (or, at the option of the Company, cash in an amount equal to the fair value thereof at the time of such dividend or distribution as determined by the Board of Directors) which would have been paid or distributed to such holder if he had converted immediately prior to such record date (or if none, the date of such dividend or distribution).

5.   REDEMPTION

     Except as the holders of Series A Preferred Stock are entitled to have their shares redeemed pursuant to Paragraph 2 hereof, the Company shall not redeem the Series A Preferred Stock, in whole or in part.

6.   RETIREMENT OF SHARES

     Shares of Series A Preferred Stock which have been issued and have been redeemed, repurchased or reacquired in any manner by the Company shall be retired and shall not be reissued.

7.   GENERAL PROVISIONS

     (a) The term "Person" as used herein means any corporation, partnership, trust, organization, association, other entity or individual.

     (b) The term "outstanding," when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Company or a subsidiary.

     (c) All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with generally accepted accounting principles.

     (d) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Article are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                              TERMS AND PROVISIONS

                                       OF

                            SERIES B PREFERRED STOCK


SERIES B PREFERRED STOCK, $.01 PAR VALUE

1.   DIVIDENDS

     The holders of shares of Series B Preferred Stock shall be entitled to receive regular cash dividends, if, when and as declared by the Board of Directors, at the annual rate of $.3328 per share exclusive of any adjustment pursuant to subparagraph 4(f). Dividends shall be non-cumulative. The holders of shares of Series B Preferred Stock shall be entitled to no dividends with respect to such Series B Preferred Stock other than as aforesaid. Declared but unpaid dividends shall be accrued but shall not bear interest. No dividend or distribution in cash or other property (other than a stock dividend payable solely in shares of Common Stock) on any class of Common Stock of the Company shall be declared or paid or set apart for payment in any fiscal year unless a dividend in the amount set forth above per share on the Series B Preferred Stock shall have been paid in full in such fiscal year.

2.   PREFERENCE ON LIQUIDATION, ETC.

     In the event of any voluntary involuntary liquidation, distribution of assets (other than the payment of dividends), dissolution or winding-up of the Company, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of shares of Common Stock or the holders of shares of Series A Preferred Stock, the holders of shares of Series B Preferred Stock shall be entitled to receive payment of $12.50 per share held by them plus an amount equal to any declared but unpaid dividends thereon to the date of final distribution to such holders.

     If, upon any liquidation, distribution of assets, dissolution or winding-up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of shares of Series B Preferred Stock shall be insufficient to pay in full the respective preferential amounts on the shares of Series B Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph 2, the voluntary sale, lease or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Company to, or a consolidation or merger of the Company with, one or more Persons shall not be deemed to be a liquidation, distribution of assets, dissolution or winding-up, voluntary or involuntary; provided that any holder of shares of Series B Preferred Stock shall have the right to treat any sale, lease or transfer of 50% or more of the assets of the Company or any consolidation or merger as a liquidation under this paragraph 2 and be entitled to a preference to the extent set forth herein with respect to the shares of Series B Preferred Stock held by such holder.

     After the payment or setting apart of payment to holders of Series B Preferred Stock, holders of Series A Preferred Stock and holders of Common Stock as of October 9, 1985 of the respective preferential amounts so payable to them, the Series B Preferred Stock and the Series A Preferred Stock shall be deemed to have been converted into Common Stock and the holders of each share of Common Stock shall receive pro rata the remaining assets of the Company.

3.   VOTING

     a.   GENERAL

          In addition to the special voting rights provided below and by applicable law, the holders of shares of Series B Preferred Stock shall be entitled to vote upon all matters upon which holders of the Common Stock have the right to vote, and each share of Series B Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series B Preferred Stock could be converted pursuant to the applicable provisions of paragraph 4 hereof, at the record date for the determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. In all cases where the holders of shares of Series B Preferred Stock have the right to vote separately as a class, such holders shall be entitled to one vote for each such share held by them respectively.

     b.   SPECIAL CLASS VOTE

          Without the consent of the holders of at least 55% of the aggregate number of shares of Series B Preferred Stock then outstanding, given in writing or by vote at a meeting of stockholders called for such purpose, the Company will not (A) increase the authorized amount of Series B Preferred Stock; (B) create, designate or increase the authorized amount of any other class of stock nor reclassify the rights of any class of capital stock or issue any debt convertible into any class of stock; (C) amend, alter or repeal the Certificate of Incorporation or by-laws of the Company so as to adversely affect, either directly or indirectly, the preferences, rights or powers of the Series B Preferred Stock; (D) merge or consolidate with or into any other Person, or sell, lease or transfer 50% or more of its assets or business to another Person;
(E) purchase, lease or otherwise acquire all or substantially all of the assets of any other Person in any transaction in which the fair market value of such assets exceeds an amount equal to

10 percent of the Company's total assets; (F) voluntarily dissolve, liquidate or wind up the affairs of the Company or any Subsidiary or carry out any partial liquidation or distribution of the assets of the Company or any such Subsidiary or any transaction in the nature of a partial liquidation or distribution; (G) authorize or adopt any stock option plan for the Company's directors or employees other than the 1986 Combined Incentive and Non-Qualified Stock Option Plan in effect on February 26, 1987, including its predecessor plan (the "ISO Plan") or amend the ISO Plan; or (H) grant any additional registration rights with respect to its capital stock.

4.   CONVERSION RIGHTS

     The Series B Preferred Stock shall be convertible into Common Stock as follows:

     a.   OPTIONAL CONVERSION

          Subject to and upon compliance with the provisions of this paragraph 4, the holder of any shares of Series B Preferred Stock shall have the right at such holder's option, at any time or from time to time, to convert any of such shares of Series B Preferred Stock into fully paid and nonassessable shares of Common Stock at the Series B Conversion Price (as hereinafter defined) in effect on the Series B Conversion Date (as hereinafter defined) upon the terms hereinafter set forth.

     b.   AUTOMATIC CONVERSION

          Each outstanding share of Series B Preferred Stock shall automatically be converted, without any further act of the Company or its stockholders, into fully paid and nonassessable shares of Common Stock pursuant to the formula as set forth in subparagraph 4(c) upon the closing of an underwritten public offering underwritten by an investment banking firm of nationally recognized standing pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of the Company's Common Stock in which the aggregate gross offering proceeds equal or exceed $10,000,000, the price per share of which equals or exceeds $14.00 (as appropriately adjusted for any stock dividend, stock split, recapitalization or combination of shares) and there are at least 350 record or beneficial holders of Common Stock of the Company immediately subsequent to the closing of the sale of such shares.

     c.   SERIES B CONVERSION PRICE

          Each share of Series B Preferred Stock shall be converted into the number of shares of Common Stock as is determined by dividing (x) $12.50 by (y) the Series B Conversion Price in effect on the Series B Conversion Date. The Series B Conversion Price at which shares of Common Stock shall initially be issuable upon conversion of the shares of Series B Preferred Stock shall be $12.50. The Series B Conversion Price shall be subject to adjustment as set forth in subparagraph 4(f). No payment or adjustment shall be made for any dividends on the Common Stock issuable upon such conversion.

     d.   MECHANICS OF CONVERSION

          Upon the occurrence of the events specified in subparagraph 4(b), the outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided that the Company shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of Series B Preferred Stock are delivered to the Company or any transfer agent of the Company. The holder of any shares of Series B Preferred Stock may exercise the conversion right specified in subparagraph 4(a) as to any part thereof by surrendering to the Company or any transfer agent of the Company the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert all or a specified portion of the shares represented thereby. Conversion of the Series B Preferred Stock shall be deemed to have been effected on the date on which the event specified with respect to such Series B Preferred Stock in subparagraph 4(b) shall have occurred or on the date when delivery of notice of an election to convert and certificates for shares is made, as the case may be, and such date is referred to herein with respect to the Series B Preferred Stock as the "Series B Conversion Date." Subject to the provisions of subparagraph 4(f)(vii), as promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Series B Preferred Stock to the Company or any transfer agent of the Company in the case of conversions pursuant to subparagraph 4(b)) the Company shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 4(e) and any dividends on the Series B Preferred Stock which such holder is entitled to receive, but has not yet received. Subject to the provisions of subparagraph 4(f)(vii), the Person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Series B Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series B Preferred Stock surrendered for conversion (in the case of conversion pursuant to subparagraph 4(a)), the Company shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of shares of Series B Preferred Stock representing the unconverted portion of the certificate so surrendered.

     e.   FRACTIONAL SHARES.

          No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price.

     f.   CONVERSION PRICE ADJUSTMENTS FOR THE SERIES B PREFERRED STOCK.

          The Conversion Price for the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

          (i) (A) Common Stock Issued at a Price Less than the Series B Conversion Price and Equal to or Greater than 84% of the Series B Conversion Price. If the Company shall issue Common Stock other than Excluded Stock for a consideration per share less than the initial Series B Conversion Price as set forth in subparagraph 4(c) above (as adjusted pursuant to subparagraphs 4(f)(iii) through 4(f)(v)) (for example, $12.50 on February 26, 1987) and equal to or greater than 84% or the initial Series B Conversion Price as set forth in subparagraph 4(c) above (as adjusted pursuant to subparagraphs 4(f)(iii) through 4(f)(v)) (for example, $10.50 on February 26, 1987), the Series B Conversion Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price determined by dividing (1) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock then issuable upon conversion of shares of Series B Preferred Stock, multiplied by the Series B Conversion Price in effect immediately prior to such issuance and (B) the consideration, if any, received by the Company upon such issuance, by (2) the total number of shares of Common Stock outstanding immediately after such issuance plus the number of shares of Common Stock then issuable upon conversion of shares of Series B Preferred Stock.

               (B) Common Stock Issued at a Price Less than 84% of the Series B Conversion Price. If the Company shall issue any Common Stock other than Excluded Stock without consideration or for a consideration less than 84% of the initial Series B Conversion Price as set forth in subparagraph 4(c) above (as adjusted pursuant to subparagraphs 4(f)(iii) through 4(f)(v)) (for example, $10.50 on February 26, 1987), then the Series B Conversion Price in effect immediately prior to such issuance shall be immediately reduced to a price per share equal to the consideration per share received by the Company.

          For the purposes of any adjustment of the Series B Conversion Price pursuant to clause (i) the following provisions shall be applicable:

               (A) Cash. In the case of the issuance of Common Stock for cash the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any reasonable discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

               (B) Consideration Other Than Cash. In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors, irrespective of any accounting treatment; provided that such fair value as determined by the Board of Directors shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.

               (C) Options and Convertible Securities. In the case of the issuance of (i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exercisable), or (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable) (other than the Series B Preferred Stock):

                    (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subclauses (A) and (B) above) if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the common Stock covered thereby;

                    (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities and the exercise of any related options warrants or rights (the consideration in each case to be determined in the manner provided in subclauses (A) and (B) above);

                    (3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion of or exchange for such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series B Conversion Price as then in effect shall forthwith be readjusted to such Series B Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or securities not converted or exchanged prior to such change, upon the basis of such change;

                    (4) on the expiration or cancellation of any such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Series B Conversion Price shall have been adjusted upon the issuance thereof, such Series B Conversion Price shall forthwith be readjusted to such Series B Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such securities; and

                    (5) if the Series B Conversion Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Series B Conversion Price shall be made for the actual issuance of Common Stock upon the exercise thereof; provided, however, that no increase in the Series B Conversion Price shall be made pursuant to subclauses (1), (2) or (3) of this subclause (C).

          (ii) Excluded Stock. "Excluded Stock" shall mean shares of Common Stock issued or reserved for issuance by the Company (A) as a stock dividend payable in shares of Common Stock, (B) upon any subdivision or split-up of the outstanding shares of Common Stock, (C) upon conversion of shares of Series A Preferred Stock or shares of Series B Preferred Stock, or (D) pursuant to sales of common stock or stock options permitted under the ISO Plan.

          (iii) Stock Dividends. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Series B Preferred Stock is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Series B Conversion Price shall be appropriately reduced so that the holder of any shares of Series B Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock of the Company which he would have owned immediately following such action had such shares of Series B Preferred Stock been converted immediately prior thereto.

          (iv) Combination of Stock. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Series B Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the Series B Conversion Price shall be appropriately increased so that the holder of any shares of Series B Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock of the Company which he would have owned immediately following such action had such shares of Series B Preferred Stock been converted immediately prior thereto.

          (v) Reorganizations, etc. In case of any capital reorganization of the Company, or of any reclassification of the Common Stock, or in case of the consolidation of the Company with or the merger of the Company with or into any other Person or of the sale, lease or other transfer of all or substantially all of the assets of the Company to any other Person, each share of Series B Preferred Stock shall after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer be convertible into the number of shares of stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer) upon conversion of such share of Series B Preferred Stock would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series B Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series B Preferred Stock. The subdivision or combination of shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this clause (v).

          (vi) Rounding of Calculations: Minimum Adjustment. All calculations under this subparagraph (f) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this paragraph 4 to the contrary notwithstanding, no adjustment in the Series B Conversion Price shall be made if the amount of such adjustment would be less than 1% of the Series B Conversion Price then in effect, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate 1% or more of the Series B Conversion Price then in effect.

          (vii) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this paragraph (f) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to subparagraph (e) of this paragraph 4; provided that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

     g.   CURRENT MARKET PRICE

          The Current Market Price at any date shall mean the price per share of Common Stock on such date determined by the Board of Directors as provided below. The Current Market Price shall be the average of the daily closing prices per share of Common Stock for 30 consecutive business days ending no more than 15 business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest bid and the lowest asked prices quoted on the National Association of Securities Dealers Automated Quotation System; provided that if the Common Stock is not traded in such manner that the quotations referred to above are available for the period required hereunder, Current Market Price per share of Common Stock shall be deemed to be the higher of (i) book value or (ii) fair value as determined by an investment banking firm of nationally recognized standing selected by the unanimous vote of the Board of Directors, irrespective of any accounting treatment.

     h.   STATEMENT REGARDING ADJUSTMENTS

          Whenever the Series B Conversion Price shall be adjusted as provided in subparagraph 4(f), the Company shall forthwith file, at the office of any transfer agent for the Series B Preferred Stock and at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Series B Conversion Price that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of Series B Preferred Stock at its address appearing on the Company's records. Each such statement shall be signed by the Company's independent public accountants. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph 4(i).

     i.   NOTICE TO HOLDERS

          In the event the Company shall propose to take any action of the type described in clause (i) (but only if the action of the type described in clause
(i) would result in an adjustment in the Series B Conversion Price), (iii), (iv) or (v) of subparagraph 4(f), the Company shall give notice to each holder of shares of Series B Preferred Stock in the manner set forth in subparagraph 4(h), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series B Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series B Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 15 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 20 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action, or the rights of holders of Series B Preferred Stock with respect to such action.

     j.   TREASURY STOCK

          For the purposes of this paragraph 4, the sale or other disposition of any Common Stock of the Company theretofore held in its treasury shall be deemed to be an issuance thereof.

     k.   COSTS

          The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company upon conversion of any shares of Series B Preferred Stock provided that the

Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the share of Series B Preferred Stock in respect of which such shares are being issued.

     l.   RESERVATION OF SHARES

          The Company shall reserve at all times so long as any shares of Series B Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series B Preferred Stock.

     m.   APPROVALS

          If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series B Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of Series B Preferred Stock are then convertible is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

     n.   VALID ISSUANCE

          All shares of Common Stock which may be issued upon conversion of the shares of Series B Preferred Stock will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Company shall take no action which will cause a contrary result (including without limitation, any action which would cause the Series B Conversion Price to be less than the par value, if any, of the Common Stock).

     o.   CERTAIN DIVIDENDS AND DISTRIBUTIONS

          In the event the Company shall declare a cash dividend or other distribution upon its Common Stock payable otherwise than out of retained earnings or net profits or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other Persons, evidences of indebtedness issued by the Company or others, other assets (other than cash) or any options, warrants or other rights to purchase any of the foregoing, then each holder of the Series B

Preferred Stock then outstanding shall, upon the exercise of his right to convert after the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such dividend or distribution (or if none is fixed, after the date such dividend or distribution is made), receive (in addition to the shares of Common Stock deliverable upon such conversion), the dividend or distribution (or, at the option of the Company, cash in an amount equal to the fair value thereof at the time of such dividend or distribution as determined by the Board of Directors) which would have been paid or distributed to such holder if he had converted immediately prior to such record date (or if none, the date of such dividend or distribution).

5.   REDEMPTION

     Except as the holders of Series B Preferred Stock are entitled to have their shares redeemed pursuant to Paragraph 2 hereof, the Company shall not redeem the Series B Preferred Stock, in whole or in part.

6.   RETIREMENT OF SHARES

     Shares of Series B Preferred Stock which have been issued and have been redeemed, repurchased or reacquired in any manner by the Company shall be retired and shall not be reissued.

7.   GENERAL PROVISIONS

     (a) The term "Person" as used herein means any corporation, partnership, trust, organization, association, other entity or individual.

     (b) The term "outstanding," when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Company or a subsidiary.

     (c) All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with generally accepted accounting principles.

     (d) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Article are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                              TERMS AND PROVISIONS

                                       OF

                            SERIES C PREFERRED STOCK

SERIES C PREFERRED STOCK, $.01 PAR VALUE

1.   DIVIDENDS

     The holders of shares of Series C Preferred Stock shall entitled to receive regular cash dividends, if, when and as declared by the Board of Directors, at the annual rate of $.3328 per share, exclusive of any adjustment pursuant to subparagraph 4(f) hereof. Dividends shall be noncumulative. The holders of shares of Series C Preferred Stock shall be entitled to no dividends with respect to such Series C Preferred Stock other than as stated in this paragraph
1. Declared but unpaid dividends shall be accrued but shall not bear interest. No dividend or distribution in cash or other property (other than a stock dividend payable solely in shares of Common Stock) on any class of common stock of the Company shall be declared or paid or set apart for payment in any fiscal year unless a dividend in the amount per share set forth above on the Series C Preferred Stock shall have been paid in full in such fiscal year.

2.   PREFERENCE ON LIQUIDATION, ETC.

     In the event of any voluntary or involuntary liquidation, distribution of assets (other than the payment of dividends), dissolution or winding up of the Company, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of shares of Common Stock or the holders of shares of Series A Preferred Stock or Series B Preferred Stock, the holders of shares of Series C Preferred Stock shall be entitled to receive payment of $20.00 per share held by them plus an amount equal to any declared but unpaid dividends thereon to the date of final distribution to such holders.

     If, upon any liquidation, distribution of assets, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of shares of Series C Preferred Stock shall be insufficient to pay in full the respective preferential amounts on the shares of Series C Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph 2, the voluntary sale, lease or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Company to, or a consolidation or merger of the Company with, one or more Persons shall not be deemed to be a liquidation, distribution of assets, dissolution or winding up, voluntary or involuntary provided, that any holder of shares of Series C Preferred Stock shall have the right to treat (i) any sale, lease or transfer of 50% or more of the outstanding capital stock or assets of the Company or (ii) any consolidation or merger in which the stockholders of the Company receive distributions of cash, property or securities of an entity other than the Company as a result of such consolidation or merger (other than a merger or consolidation effected solely for the purpose of changing the state of incorporation of the Company) as a liquidation of the Company, under this paragraph 2 and, upon receipt of such holder's Series C stock certificates for cancellation, be entitled to a preference to the extent set forth above with respect to the shares of Series C Preferred Stock held by such holder.

     After the payment or setting apart of payment to holders of Series C Preferred Stock, holders of Series A Preferred Stock and Series B Preferred Stock and holders of Common Stock outstanding as of October 9, 1985, of the respective preferential amounts so payable to them, the Series C Preferred Stock, the Series B Preferred Stock and the Series A Preferred Stock shall be deemed to have been converted into Common Stock and the holders of each share of Common Stock shall receive pro rata the remaining assets of the Company.

3.   VOTING

     a.   GENERAL

          In addition to the special voting rights provided below and by applicable law, the holders of shares of Series C Preferred Stock shall be entitled to vote upon all matters upon which holders of the Common Stock have the right to vote, and each share of Series C Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series C Preferred Stock could be converted pursuant to the applicable provisions of paragraph 4 hereof, at the record date for the determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. In all cases where the holders of shares of Series C Preferred Stock have the right to vote separately as a class, such holders shall be entitled to one vote for each such share held by them.

     b.   SPECIAL CLASS VOTE

          Without the consent of the holders of at least 55% of the aggregate number of shares of Series C Preferred Stack then outstanding, given in writing or by vote at a meeting of stockholders called for such purpose, the company will not (A) increase the authorized amount of Series C Preferred Stock; (B) create, designate or increase the authorized amount of any other class or series of stock nor reclassify the rights of any class of capital stock or issue any debt convertible into any class of capital stock; (C) amend, alter or repeal the Certificate of Incorporation or Bylaws of the Company so as to adversely affect, either directly or indirectly, the preferences, rights or powers of the Series C Preferred Stock; (D) merge or consolidate with or into any other Person, or sell, lease or transfer 50% or more of its assets or business to another Person; (E) purchase, lease or otherwise acquire all or substantially all of the assets of any other Person in any transaction in which the fair market value of such assets exceeds an amount equal to ten percent of the Company's total assets; (F) voluntarily dissolve, liquidate or wind up the affairs of the Company or any Subsidiary or carry out any partial liquidation or distribution of the assets of the Company or any such Subsidiary or any transaction in the nature of a partial liquidation or distribution; (G) authorize or adopt any stock option plan for the Company's directors or employees other than the 1986 Combined Incentive and Non-Qualified Stock Option Plan in effect on December 22, 1987, including its predecessor plan (the "1986 Plan") or the Directors' Nonqualified Stock Option Plan in effect on December 22, 1987 (the "Directors' Plan") or amend the 1986 Plan or the Directors' Plan (except for amendments made pursuant to the requests of state securities, or "blue sky," authorities in connection with the qualification or registration of such plans); or (H) grant any additional registration rights with respect to its capital stock.

4.   CONVERSION RIGHTS

     The Series C Preferred Stock shall be convertible into Common Stock as follows.

     a.   OPTIONAL CONVERSION

          Subject to and upon compliance with the provisions of this paragraph 4, the holder of any shares of Series C Preferred Stock shall have the right at such holder's option, at any time or from time to time, to convert any of such shares of Series C Preferred Stock into fully paid and nonassessable shares of Common Stock at the Series C Conversion Price (as hereinafter defined) in effect on the Series C Conversion Date (as hereinafter defined) upon the terms hereinafter set forth.

     b.   AUTOMATIC CONVERSION

          Each outstanding share of Series C Preferred Stock shall automatically be converted, without any further act of the Company or its stockholders, into fully paid and nonassessable shares of Common Stock pursuant to the formula as set forth in subparagraph 4(c) hereof upon the closing of a public offering underwritten by an investment banking firm of nationally recognized standing pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of the Common Stock in which the aggregate gross offering proceeds equal or exceed $15,000,000, the price per share of which equals or exceeds $23.00 (as appropriately adjusted for any stock dividend, stock split, recapitalization or combination of shares) and there are at least 350 record or beneficial holders of Common Stock immediately subsequent to the closing of the sale of such shares.

     c.   SERIES C CONVERSION PRICE

     Each share of Series C Preferred Stock shall be converted into the number of shares of Common Stock as is determined by dividing (x) $20.00 by (y) the Series C Conversion Price in effect on the Series C Conversion Date. The Series C Conversion Price at which shares of Common Stock shall initially be issuable upon conversion of the shares of Series C Preferred Stock shall be $20.00. The Series C Conversion Price shall be subject to adjustment as set forth in subparagraph 4(f) hereof. No payment or adjustment shall be made for any dividends on the Common Stock issuable upon such conversion.

     d.   MECHANICS OF CONVERSION

          Upon the occurrence of the events specified in subparagraph 4(b) hereof, the outstanding shares of Series C Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, that the Company shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of Series C Preferred Stock are delivered to the Company or any transfer agent of the Company. The holder of any shares of Series C Preferred Stock may exercise the conversion right specified in subparagraph 4(a) hereof as to any part thereof by surrendering to the Company or any transfer agent of the Company the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert all or a specified portion of the shares represented thereby. Conversion of the Series C Preferred Stock shall be deemed to have been effected on the date on which the event specified with respect to such Series C Preferred Stock in subparagraph 4(b) hereof shall have occurred or on the date when delivery of notice of an election to convert and certificates for shares is made, as the case may be, and such date is referred to herein with respect to the Series C Preferred Stock as the "Series C Conversion Date." Subject to the provisions of subparagraph 4(f)(vii) hereof, as promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Series C Preferred Stock to the Company or any transfer agent of the Company in the case of conversions pursuant to subparagraph 4(b) hereof), the Company shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 4(e) hereof and any dividends on the Series C Preferred Stock which such holder is entitled to receive, but has not yet received. Subject to the provisions of subparagraph 4(f)(vii) hereof, the Person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Series C Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series C Preferred Stock surrendered for conversion (in the case of conversion pursuant to subparagraph 4(a) hereof), the Company shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of shares of Series C Preferred Stock representing the unconverted portion of the certificate so surrendered.

     e.   FRACTIONAL SHARES

          No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series C Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price, as defined in subparagraph 4(g) hereof.

     f.   CONVERSION PRICE ADJUSTMENTS FOR THE SERIES C PREFERRED STOCK

          The Conversion Price for the Series C Preferred Stock shall be subject to adjustment from time to time as follows:

          (i) (A) Common Stock Issued at a Price Less than the Series C Conversion Price and Equal to or Greater than 84% of the Series C Conversion Price. If the Company shall issue Common Stock other than Excluded Stock, as defined in subparagraph 4(f)(ii) hereof, for a consideration per share less than the initial Series C Conversion Price as set forth in subparagraph 4(c) hereof (as adjusted pursuant to subparagraphs 4(f)(iii) through 4(f)(v) hereof) and equal to or greater than 84% of the initial Series C Conversion Price as set forth in subparagraph 4(c) above (as adjusted pursuant to subparagraphs 4(f)(iii) through 4(f)(v), the Series C Conversion Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price determined by dividing (1) an amount equal to the sum of
(A) the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock then issuable upon conversion of shares of Series C Preferred Stock, multiplied by the Series C Conversion Price in effect immediately prior to such issuance and (B) the consideration, if any, received by the Company upon such issuance, by (2) the total number of shares of Common Stock outstanding immediately after such issuance plus the number of shares of Common Stock then issuable upon conversion of shares of Series C Preferred Stock.

               (B) Common Stock Issued at a Price Less than 84% of the Series C Conversion Price. If the Company shall issue any Common Stock other than Excluded Stock, as defined in subparagraph 4(f)(ii) hereof, without consideration or for a consideration less than 84% of the initial Series C Conversion Price as set forth in subparagraph 4(c) hereof (as adjusted pursuant to subparagraphs 4(f)(iii) through 4(f)(v) hereof) (for example, $16.80 on December 22, 1987), then the Series C Conversion Price in effect immediately prior to such issuance shall be immediately reduced to a price per share equal to the consideration per share received by the Company.

     For the purposes of any adjustment of the Series C Conversion Price pursuant to clause (i) above, the following provisions shall be applicable:

               (A) Cash. In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any reasonable discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

               (B) Consideration Other than Cash. In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Company pursuant to their original terms) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors, irrespective of any accounting treatment; provided, that such fair value as determined by the Board of Directors shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.

               (C) Options and Convertible Securities. In the case of the issuance of (i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exercisable), or (iii) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable) (other than the Series C Preferred Stock):

                    (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subclauses (A) and (B) above), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                    (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities and the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in subclauses (A) and (B) above);

                    (3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion of or exchange for such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series C Conversion Price as then in effect shall automatically be readjusted to such Series C Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or securities not converted or exchanged prior to such change, upon the basis of such change;

                    (4) on the expiration or cancellation of any such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Series C Conversion Price shall have been adjusted upon the issuance thereof, such Series C Conversion Price shall automatically be readjusted to such Series C Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such securities; and

                    (5) if the Series C Conversion Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Series C Conversion Price shall be made for the actual issuance of

Common Stock upon the exercise thereof; provided, that no increase in the Series C Conversion Price shall be made pursuant to subclauses (1), (2) or (3) of this subclause (C).

          (ii) Excluded Stock. "Excluded Stock" shall mean shares of Common Stock issued or reserved for issuance by the Company (A) as a stock dividend payable in shares of Common Stock, (B) upon any subdivision or split-up of the outstanding shares of Common Stock, (C) upon conversion of shares of Series A Preferred Stock or shares of Series B Preferred Stock, or (D) pursuant to sales of Common Stock or stock options permitted under the 1985 Incentive Stock Option Plan, the 1986 Combined Incentive and Nonqualified Stock Option Plan, as amended, or the Egghead, Inc. Nonqualified Directors' Plan, each substantially as in effect an December 22, 1987.

          (iii) Stock Dividends. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Series C Preferred Stock is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Series C Conversion Price shall be automatically reduced so that the holder of any shares of Series C Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock of the Company which he would have owned immediately following such action had such shares of Series C Preferred Stock been converted immediately prior thereto.

          (iv) Combination of Stock. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Series C Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the Series C Conversion Price shall be automatically increased so that the holder of any shares of Series C Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock of the Company which he would have owned immediately following such action had such shares of Series C Preferred Stock been converted immediately prior thereto.

          (v) Reorganizations, etc. In case of any capital reorganization of the Company, or of any reclassification of the Common Stock, or in case of the consolidation of the Company with or the merger of the Company with or into any other Person or of the sale, lease or other transfer of all or substantially all of the assets of the Company to any other Person, each share of Series C Preferred Stock shall after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer be convertible into the number of shares of stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer) upon conversion of such share of Series C Preferred Stock would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series C Preferred Stock shall be automatically adjusted so as to be applicable, as nearly as may reasonably be possible, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series C Preferred Stock. The subdivision or combination of shares of Common Stock issuable upon conversion of shares of Series C Preferred Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this clause (v).

          (vi) Rounding of Calculations; Minimum Adjustment. All calculations under this subparagraph (f) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this paragraph 4 to the contrary notwithstanding, no adjustment in the Series C Conversion Price shall be made if the amount of such adjustment would be less than 1% of the Series C Conversion Price then in effect, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate 1% or more of the Series C Conversion Price then in effect.

          (vii) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this subparagraph (f) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any share of Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to subparagraph (e) of this paragraph 4; provided, that the Company upon request shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

     g.   CURRENT MARKET PRICE

          The Current Market Price at any date shall mean the price per share of Common Stock on such date determined by the Board of Directors as provided in this subparagraph (g). The Current Market Price shall be the average of the daily closing sale prices per share of Common Stock for 30 consecutive business days ending no more than 15 business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business day period). The closing sale price for each day shall be the last reported sales price or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices, in either case on the principal, national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotation System; provided, that if the Common Stock is not traded in such manner that the quotations referred to above are available for the period required hereunder, Current Market Price per share of Common Stock shall be deemed to be the higher of (i) book value or (ii) fair value as determined by an investment banking firm of nationally recognized standing selected by the Board of Directors.

     h.   STATEMENT REGARDING ADJUSTMENTS

          Whenever the Series C Conversion Price shall be adjusted as provided in subparagraph 4(f) hereof, the Company shall as soon as practicable file, at the office of any transfer agent for the Series C Preferred Stock and at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Series C Conversion Price that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of Series C Preferred Stock at its address appearing on the Company's records. Each such statement shall be signed by the Company's independent public accountants. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph 4(i) hereof.

     i.   NOTICE TO HOLDERS

          In the event the Company shall propose to take any action of the type described in clause (i) (but only if the action of the type described in clause
(i) would result in an adjustment in the Series C Conversion Price), (iii), (iv) or (v) of subparagraph 4(f) hereof, the Company shall give notice to each holder of shares of Series C Preferred Stock in the manner set forth in subparagraph 4(h) hereof, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series C Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series C Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 15 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 20 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action, or the rights of holders of Series C Preferred Stock with respect to such action.

     j.   TREASURY STOCK

          For the purposes of this paragraph 4, the sale or other disposition of any Common Stock of the Company theretofore held in its treasury shall be deemed to be an issuance thereof.

     k.   COSTS

          The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company upon conversion of any shares of Series C Preferred Stock provided, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series C Preferred Stock in respect of which such shares are being issued.

     l.   RESERVATION OF SHARES

          The Company shall reserve at all times, so long as any shares of Series C Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series C Preferred Stock.

     m.   APPROVALS

          If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series C Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of Series C Preferred Stock are then convertible is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

     n.   VALID ISSUANCE

          All shares of Common Stock which may be issued upon conversion of the shares of Series C Preferred Stock will, upon issuance by the Company, be duly and. validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Company shall take no action which will cause a contrary result (including without limitation, any action which would cause the Series C Conversion Price to be less than the par value, if any, of the Common Stock).

     o.   CERTAIN DIVIDENDS AND DISTRIBUTIONS

          In the event the Company shall declare a cash dividend or other distribution upon its Common Stock payable otherwise than out of retained earnings or net profits or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other Persons, evidences of indebtedness issued by the Company or others, other assets (other than cash) or any options, warrants or other rights to purchase any of the foregoing, then each holder of the Series C Preferred Stock then outstanding shall, upon the exercise of his right to convert after the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such dividend or distribution (or if none is fixed, after the date such dividend or distribution is made), receive (in addition to the shares of Common Stock deliverable upon such conversion), the dividend or distribution (or, at the option of the Company, cash in an amount equal to the fair value thereof at the time of such dividend or distribution as determined by the Board of Directors) which would have been paid or distributed to such holder if he had converted immediately prior to such record date (or if none, the date of such dividend or distribution).

5.   REDEMPTION

     Except as the holders of Series C Preferred Stock are entitled to have their shares redeemed pursuant to paragraph 2 hereof, the Company shall not redeem the Series C Preferred Stock, in whole or in part.

6.   RETIREMENT OF SHARES

     Shares of Series C Preferred Stock which have been issued and have been redeemed, repurchased or reacquired in any manner by the Company shall be retired and shall not be reissued.

7.   GENERAL PROVISIONS

          (a) All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Convertible Subordinated Note and

Preferred Stock Purchase Agreement among the Company and certain Purchasers, dated as of December 22, 1987.

          (b) The term "outstanding," when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Company or a subsidiary.

          (c) All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with generally accepted accounting principles.

          (d) The headings of the paragraphs, subparagraphs, clauses and subclauses hereof are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

     Within the limitations established by law, the Board of Directors is authorized to issue additional shares of preferred stock in one or more additional series and to fix the terms and provisions of each such series, including the dividend rights and preferences over dividends on the common stock, dividend rates, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences (including preferences over common stock), conversion rights and voting rights, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The transfer of any share of this corporation shall be subject to restrictions, if any, contained in the corporation's bylaws or in agreements among the shareholders.

                       ARTICLE VI - SHAREHOLDERS' RIGHTS

     Shareholders of this corporation have no preemptive rights to acquire additional shares issued by the corporation, except as may be provided to preferred shareholders.

                            ARTICLE VII - DIRECTORS

     The first directors of the corporation are eleven (11) in number and their names and addresses are:

Name                                         Address
----                                         -------
Victor D. Alhadeff                           Egghead Discount Software
                                             22027 - 17th Avenue S.E.
                                             Bothell, WA  98021

Paul G. Allen                                Asymetrix
                                             110 - 110th Avenue N.E.
                                             Bellevue, WA  98004


Name                                         Address
----                                         -------
Bert R. Cohen                                Capital Insight
                                             190 N. Canon Drive
                                             Beverly Hills, CA  90210

Ronald P. Erickson                           Kargianis, Austin & Erickson
                                             47th Floor
                                             Prudential Venture Capital
                                             717 5th Avenue, Suite 1600

William S. Field                             Columbia Center
                                             Seattle, WA  98104
                                             New York, NY  10022

Steven E. Lebow                              Donaldson, Lufkin & Jenrette
                                             Securities Corporation
                                             2121 Avenue of the Stars
                                             Suite 3000
                                             Los Angeles, CA  90067

George P. Orban                              Office Mart Holdings Corp.
                                             501 First Avenue N., Suite 1000
                                             St. Petersburg, FL  33701

Herman Sarkowsky                             3330 Rainier Bank Tower
                                             Seattle, WA  98101

Stuart M. Sloan                              Sloan Capital Companies
                                             120 Lakeside Avenue, Suite 300
                                             Seattle, WA  98122

Samuel N. Stroum                             Stroum Enterprises
                                             1001 4th Avenue, Suite 3714
                                             Seattle, WA  98154

Ronald A. Weinstein                          Sloan Capital Companies
                                             120 Lakeside Avenue, Suite 300
                                             Seattle, WA  98122

     Directors Alhadeff, Allen, Erickson and Orban shall serve until the first annual meeting of shareholders; Directors Field, Stroum and Weinstein shall serve until the second annual meeting of shareholders; and Directors Cohen, Lebow, Sarkowsky and

Sloan shall serve until the third annual meeting of shareholders; and each director shall serve until his successor is elected and qualified.

                          ARTICLE VIII - INCORPORATOR

     The name and address of the incorporator are:

Name                                         Address
----                                         -------
Michael J. Erickson                          Bogle & Gates
                                             The Bank of California Center
                                             Seattle, Washington  98164

                           ARTICLE IX - VOTING RIGHTS

     At each election for directors, every shareholder entitled to vote at such election has the right to vote in person or by proxy the number of shares of stock held by him for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.

                ARTICLE X - LIMITATION ON LIABILITY OF DIRECTORS

     No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for his or her conduct as a director, except for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) approval of distributions or loans in violation of RCW 23A.08.400, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                       ARTICLE XI - AMENDMENT OF ARTICLES

     The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.

     Adopted by resolution of the corporation's Board of Directors on April 18, 1988.

                              /s/ Stephen J. Schweickert
                              --------------------------
                              Stephen J. Schweickert
                              Secretary